EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-211725) pertaining to the 2016 Omnibus Incentive Plan of HealthStream, Inc.,
(2)	Registration Statement (Form S-8 No. 333-167241) pertaining to the 2010 Stock Incentive Plan of HealthStream, Inc.,
(3)	Registration Statement (Form S-8 No. 333-37440) pertaining to the 1994 Employee Stock Option Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan of HealthStream, Inc., and
(4)	Registration Statement (Form S-3 No. 333-206897) of HealthStream, Inc., as amended by that Post-Effective Amendment No. 1 to Registration Statement (Form POS AM No. 333-206897);

of our reports dated February 25, 2019, with respect to the consolidated financial statements of HealthStream, Inc. and the effectiveness of internal control over financial reporting of HealthStream, Inc., included in this Annual Report (Form 10-K) of HealthStream, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 25, 2019